EXHIBIT 10.3

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement, dated as of ______ __, 2006 (this "AGREEMENT") is entered into by and among Smoky Market Foods, Inc., a Nevada corporation (the "COMPANY"), and the person or entity executing this document as the investor ("INVESTOR").

                                    RECITALS

         A. On the terms and subject to the conditions set forth herein, Investor is willing to purchase from the Company, and the Company is willing to sell to Investor, a convertible promissory note in the principal amount set forth opposite Investor's name on the signature page hereto, together with a related warrant to acquire shares of the Company's capital stock.

         B. As set forth on the signature page hereto, each dollar invested by Investor under this Agreement shall be allocated to the purchase of a convertible promissory note and associated warrant, with 0.1% of each dollar that is allocated to the purchase of notes and warrants deemed to be separate consideration for the purchase of each warrant, such that, e.g., for each $100,000 invested hereunder, $99,900 would be applied to the purchase of a note and $100 would be applied to the purchase of a warrant.

         C. The Company intends to issue up to $250,000 of convertible promissory notes and associated warrants to investors that will enter into purchase agreements upon substantially similar terms as this Agreement ("SIMILAR PURCHASE AGREEMENTS").

         D. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as EXHIBIT A.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       THE SECURITIES.

                  (a) ISSUANCE OF NOTES AND WARRANTS. At the Closing (as defined below), the Company agrees to issue and sell to Investor, and, subject to all of the terms and conditions hereof, Investor agrees to purchase a convertible promissory note in the form of EXHIBIT A hereto (a "NOTE") in the principal amount set forth opposite Investor's name on the signature page hereto.

                  (b) In consideration for the purchase by Investor of the Note, the Company will issue to Investor a warrant in the form attached hereto as EXHIBIT B (the "WARRANT"; together with the Note and any shares of common stock issuable upon conversion of the Note or exercise of the Warrant, the "SECURITIES") exercisable for a number of shares of Common Stock equal to the principle amount of the Note multiplied by ten. For example, if the Investor were to contribute $25,000 for a Note in the principal amount of $25,000, the Warrants would be exercisable for 250,000 shares of Common Stock.

                  (c) DELIVERY. The sale and purchase of the Note and Warrant shall take place at a closing (the "CLOSING") to be held at such place and time as the Company and Investor may determine (the "CLOSING Date"), which shall occur within fifteen days of the date hereof at the offices of the Company (or via the exchange of documents and cash by regular mail, facsimile or express courier). At the Closing, the Company will deliver to Investor the Note and

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Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on the signature page hereto (the "PURCHASE PRICE") and which Purchase Price may be delivered by (a) check payable to the Company, (b) wire transfer in accordance with the Company's instructions,
(c) cancellation of indebtedness or (d) any combination of the foregoing, with evidence of such transfer or cancellation of indebtedness reasonably acceptable to the Company and its counsel. The Note and the Warrant will be registered in Investor's name in the Company's records.

                  (d) USE OF PROCEEDS. The proceeds of the sale and issuance of the Securities shall be used for general corporate purposes, including costs associated with a planned registration under the Securities Exchange Act of 1934, as amended, related auditing fees and related restructuring expenses.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Investor that:

                  (a) DUE INCORPORATION, QUALIFICATION, ETC. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

                  (b) AUTHORITY. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

                  (c) ENFORCEABILITY. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) NON-CONTRAVENTION. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not
(i) violate the Company's Articles of Incorporation or Bylaws ) ("CHARTER DOCUMENTS") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

                  (e) APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, except such consents and approvals as have been obtained by the Company and such filings as may be necessary to claim exemptions from registration or qualification under applicable securities laws, which filings have been or will be made promptly by the Company.


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                  (f) LITIGATION. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or the Company's Subsidiaries, if any, at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

                  (g) EQUITY SECURITIES. The Company's total authorized capital is 200,000,000 shares of capital stock, 200,000,000 of which are Common Stock, $.001 par value, and 10,000,000 of which are preferred stock, $.001 par value. The Company's total issued and outstanding shares are as set forth on the capitalization schedule delivered to the Investor and attached hereto as
SCHEDULE 2(H). The equity securities ("EQUITY SECURITIES") of the Company have the respective rights, preferences and privileges set forth in the Company's Charter Documents in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except for notes and warrants that may have been issued pursuant to a Similar Purchase Agreement and the securities described on
Schedule 2(h), there are as of the date of Schedule 2(h) no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. There are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company's Charter Documents as of the date hereof, or relevant state and federal securities laws.

                  (h) LICENSE AGREEMENT WITH SOLE SHAREHOLDER. The Company is the licensee under that certain License Agreement with Smoky Systems, LLC, a Utah limited liability company and affiliate of the Company, a copy of which agreement is attached hereto as EXHIBIT C.

         3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to the Company upon the acquisition of the Securities as follows:

                  (a) BINDING OBLIGATION. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform Investor's obligations hereunder. This Agreement is a valid and binding obligation of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (b) REPRESENTATIONS NOT MADE BY THE COMPANY. Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Investor, expressly or by implication, by any person: (i) the approximate or exact length of time that Investor will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or (iii) the possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of any Security or the potential success of the Company's operations.

                  (c) PURCHASE FOR OWN ACCOUNT. Investor is the sole and true party in interest, is acquiring the Securities for his/her/its own account for investment, is not purchasing the Securities for hereby for the benefit of any other person, and has no present intention of holding or managing the Securities with others or of selling, distributing or otherwise disposing of any portion of the Securities. Investor has his/her/its principal residence (if an individual) or its principal place of business (if an entity) in the state set forth on the signature page hereof.


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                  (d) DISCLOSURE AND REVIEW OF INFORMATION. Investor
acknowledges and represents that it has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to this investment, and has been supplied with all additional information concerning the Company and the Securities that has been requested by Investor, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Investor. Investor has received, and acknowledges that Investor is receiving, no representations, written or oral, from the Company or its officers, directors, employees, attorneys or agents other than those contained in this Agreement. In making his/her decision to purchase the Securities, Investor has relied solely upon its review of this Agreement, [THE BUSINESS PLAN PROVIDED BY THE COMPANY, INCLUDING RISK FACTORS CONTAINED THEREIN,][DISCUSS] and independent investigations made by it or its representatives without assistance of the Company.

                  (e) SPECULATIVE INVESTMENT. Investor understands that (i) Investor must bear the economic risk of the investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act or qualified under the Securities Act of 1933, as amended or the securities laws of any other jurisdiction and (ii) Investor's investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. Investor has adequate means of providing for his/her/its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Investor's entire investment and the limited transferability of the Securities, which may make the liquidation of this investment impossible for the indefinite future.

                  (f) INVESTMENT EXPERIENCE. Investor has experience as an investor in securities and acknowledges that it can bear the economic risk of its investment in the Securities. By reason of Investor's business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, Investor has the capacity to protect Investor's own interests in connection with its purchase of the Securities. Investor has the financial capacity to bear the risk of this investment and has received from the Company all information it has requested and considers necessary or appropriate for deciding whether to purchase the Securities. Investor has not been organized solely for the purpose of acquiring the Securities.

                  (g) Accredited Investor. Investor has completed the Investor Questionnaire attached hereto as EXHIBIT D. All information in the Investor Questionnaire is true, correct and accurate.

                  (h) RESTRICTED SECURITIES. Investor understands that the Securities are and will be "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that Investor is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (i) LEGENDS. Investor understands that the documents and certificates evidencing the Securities will bear the legend set forth below, together with any other legends required by the laws any other state with jurisdiction:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STAEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR THE COMPANY HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

The legend set forth above shall be removed by the Company from any certificate evidencing any of the Securities only (i) upon receipt by the Company of an opinion in form and substance satisfactory to the Company that such legend may be removed pursuant to Rule 144 promulgated under the Securities Act, or (ii) upon confirmation that a registration statement under the Securities Act is at that time in effect with respect to the legended Securities and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the legended Securities were issued.

         4.       REGISTRATION RIGHTS.

                  (a) AGREEMENT TO REGISTER. The Company hereby agrees to use commercially reasonable efforts to prepare, file and cause to be effective a Form 10-SB, Form 8-A or similar document effecting the registration of its common stock under the Securities Exchange Act of 1934. Within the ninety (90) days of the date the Company's Form 10-SB, Form 8-A or similar document is declared effective by the SEC (the "FILING DEADLINE"), the Company shall prepare and file with the SEC one Registration Statement registering the resale of the Registrable Securities. The Company shall pay the reasonable out-of-pocket expenses incident to performance of or compliance with this agreement by the Company ("REGISTRATION EXPENSES") relating to the preparation and filing of such registration statement.

                  (b) CERTAIN LIMITATIONS.

                           (i) FURNISH INFORMATION. It shall be a condition
precedent to the obligations of the Company to take any action pursuant to this
Section 4 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding Investor, the Registrable Securities held by Investor, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of Investor's Registrable Securities.

                           (ii) NONTRANSFERABILITY OF RIGHTS; APPROVAL REQUIRED.
Notwithstanding anything in this Agreement to the contrary, the rights granted to Investor in this Section 4 are nontransferable without the prior written consent of the Company (which may be unreasonably withheld).

                           (iii) CONFIDENTIALITY REQUIREMENT. The Company's
obligations under Section 4(a) shall be subject to the Investor's prior execution of a confidentiality agreement in form and substance reasonably acceptable to the Company to keep confidential the fact of the proposed registration, and not to enter into any agreements with respect to the purchase or sale of securities of the Company, until the Company has publicly announced the details related to such registration.


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

         5. MISCELLANEOUS.

                  (a) WAIVERS AND AMENDMENTS. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a Seventy-five Percent (75%) Majority in Interest. As long as it applies to all parties to Similar Purchase Agreement, an amendment, waiver or modification approved as provided herein shall be binding up Investor and the Company.

                  (b) GOVERNING LAW. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to the conflicts of law provisions of the State of Iowa or of any other state.

                  (c) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement; provided that all covenants and agreements set forth herein shall terminate upon full payment or conversion of the Note.

                  (d) SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 5(e) and 6(F) below and in the Note and Warrant, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  (e) ASSIGNMENT BY THE COMPANY. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Seventy-five Percent (75%) Majority in Interest (which consent shall not be unreasonably withheld with respect to a transfer by operation of law or by any Investor without the prior written consent of the Company).

                  (f) ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute and contain the entire agreement among the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

                  (g) NOTICES. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at Investor's address or facsimile number set forth on the signature page hereto, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 800 Estates Dr., Suite 100, Aptos, California, Attn: Toni Adams; Facsimile __________, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

                  (h) EXPENSES. The parties shall be responsible for their costs and fees associated or incurred in connection with the negotiation and execution of this Agreement.

                  (i) SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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

                  (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

                            [SIGNATURE PAGE FOLLOWS]


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         The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


                                            COMPANY:

                                            SMOKY MARKET FOODS, INC.
                                            a Nevada corporation


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________


               [Signature page for Securities Purchase Agreement]

                                            INVESTOR:

                                            ____________________________________


                                            By: ________________________________
                                            Name: ______________________________
                                            Title*: ____________________________
                                            (*If signing on behalf of an entity)


------------------------- ------------- ----------------- ----------------------

NAME; ADDRESS FAX NUMBER   NOTE AMOUNT    WARRANT PRICE    TOTAL PURCHASE PRICE
------------------------- ------------- ----------------- ----------------------

                                        (equal to 1% of
                                        the Total
                                        Purchase Price)



------------------------- ------------- ----------------- ----------------------



               [Signature page for Securities Purchase Agreement]

                                    EXHIBIT A

                                  FORM OF NOTE


                                 [SEE ATTACHED]

                                    EXHIBIT B

                                 FORM OF WARRANT


                                 [SEE ATTACHED]

                                    EXHIBIT C

                      LICENSE AGREEMENT WITH SMOKY SYSTEMS


                                 [SEE ATTACHED]

                                    EXHIBIT D

                              INVESTOR QUESTIONAIRE


                                 [SEE ATTACHED]

                                 SCHEDULE 2.2(H)

                                 CAPITALIZATION


The number of outstanding shares of common stock, options to purchase common stock and other securities exercisable for or convertible into common stock as of June 27, 2006 is as follows (which number excludes any securities offered or sold under Similar Purchase Agreements):

         Common Stock:                               40,250,000

         Preferred Stock:                            None

         Outstanding* Options to
         Purchase Common Stock:                      1,137,500

         Additional Shares of Common
         Stock Reserved for Stock Incentive
         Plan*:                                      5,362,500


* Documentation in process.